                                  Exhibit 5.1

                                      And

                                 Exhibit 23.3


    Opinion and Consent of Counsel as to Legality of Securities Registered
    ----------------------------------------------------------------------

                                                    HUGH B. WELLONS
                                                    (540) 510-3057
                                                    wellons@flippindensmore.com

                               October 24, 2000

Valley Financial Corporation
36 Church Avenue
Roanoke, Virginia 24011

Gentlemen:

     We have participated in the preparation of the Registration Statement on Form SB-2 (the "Registration Statement") to be filed by Valley Financial Corporation (the "Company") with the Securities and Exchange Commission on October 24, 2000 covering a maximum of 230,000 shares of common stock, no par value, to be issued by the Company in connection with its offering to the public.

     For the purposes of this opinion, we have examined the Company's Articles of Incorporation and Bylaws. We also have examined the Registration Statement and related materials.

     Based on the foregoing, with regard to the legality of the issuance of the stock being registered under the Registration Statement, it is our opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with full power and authority to carry on the business in which it is now and will be engaged.

     2. All shares of the Company's common stock, no par value, being registered under the Registration Statement will, when issued, be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our name therein and under the caption "Legal Opinions" in the prospectus contained therein.


                                       Very truly yours,

                                       /s/ Hugh B Wellons
                                       ------------------
                                       Flippin, Densmore, Morse & Jessee, P.C.

HBW/wel